Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 24, 2022, with respect to the financial statements of Edgewise Therapeutics, Inc., incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KMPG LLP

Denver, Colorado

April 1, 2022